Exhibit 10.2

Execution Copy

Master Confirmation of OTC Collared ASAP

Date:	September 4, 2007	ML Ref: •

To:	Exelon Corporation (“Counterparty”)

Attention:	Thomas Miller

From:	Merrill Lynch International (“MLI”)
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ

Dear Sir / Madam:

The purpose of this letter agreement (the “Master Confirmation”) and the supplemental confirmation attached hereto as Exhibit A (“Supplemental Confirmation”, and the Supplemental Confirmation, together with the Master Confirmation, this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between Counterparty and MLI through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S” or “Agent”) on the Trade Date specified below (“Transaction”). This Confirmation constitutes a “Confirmation” both on behalf of MLI, as referred to in the ISDA Master Agreement specified below, and on behalf of MLPF&S, as agent of MLI.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the Swap Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern, in the event of any inconsistency between the Definitions and the Master Confirmation, the Master Confirmation will govern, and in the event of any inconsistency between the Master Confirmation and the Supplemental Confirmation, the Supplemental Confirmation will govern. References herein to any “Transaction” shall be deemed to be references to a “Share Forward Transaction” for purposes of the Equity Definitions and a “Swap Transaction” for the purposes of the Swap Definitions.

This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transactions to which this Confirmation relates. This Confirmation (notwithstanding anything to the contrary herein), shall be subject to an agreement in the 1992 form of the ISDA Master Agreement (Multicurrency Cross Border) (the “Master Agreement” or “Agreement”) as if we had executed an agreement in such form (but without any Schedule and with elections specified in the “ISDA Master Agreement” Section of the Master Confirmation) on the Trade Date of the Transaction. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction.

2. The terms of the Transaction to which the Master Confirmation relates are as follows:

General Terms:

Trade:	With respect to the Transaction, Counterparty, subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, will purchase from MLI Shares in an amount equal to the Number of Shares, provided that the Number of Shares shall not be less than the Minimum

Shares and shall not be greater than the Maximum Shares (the “Repurchase Shares”). On the Prepayment Date, Counterparty will make payment for the Repurchase Shares by delivering the Prepayment Amount by wire transfer of immediately available funds to an account designated by MLI. On the first Exchange Business Day immediately following the Hedging Completion Date (as defined in Schedule A), MLI will deliver the Initial Shares to Counterparty. On the Settlement Date, MLI will deliver to Counterparty Shares in an amount equal to the difference, if any, between the Initial Shares and the Repurchase Shares. The parties understand and agree that the delivery of Shares by or on behalf of MLI on each of the first Exchange Business Day immediately following the Hedging Completion Date and the Settlement Date is irrevocable and that as of such date Counterparty shall be the sole beneficial owner of the delivered Shares for all purposes.

Trade Date:	September 4, 2007.

Buyer:	Counterparty.

Seller:	MLI.

Shares:	Shares of common stock, no par value per share, of Counterparty (NYSE Symbol: “EXC”).

Number of Shares:	The Prepayment Amount divided by the Settlement Price.

Minimum Shares:	As provided in Schedule A, as set forth in the corresponding Supplemental Confirmation.

Maximum Shares:	As provided in Schedule A, as set forth in the corresponding Supplemental Confirmation.

Initial Shares:	The Minimum Shares.

Initial Share Price:	The arithmetic mean of the VWAP Prices of the Shares for each Scheduled Trading Day in the Hedge Period.

Forward Price:	Settlement Price.

Prepayment:	Applicable.

Prepayment Amount:	As set forth in Schedule A.

Prepayment Date:	The Exchange Business Day immediately following the Trade Date.

Hedge Period:	As set forth in Schedule A.

Hedging Initiation Date:	As set forth in Schedule A.

Hedging Completion Date:	As set forth in Schedule A.

Exchange:	NYSE.

Related Exchange(s):	All Exchanges.

Market Disruption Event:	The first sentence of Section 6.3(a) of the Equity Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, which in either case the Calculation Agent reasonably determines is material, at any time on any Scheduled Trading Day during the Valuation Period,” and by adding “, or (iv) a Regulatory Disruption” at the end thereof.

Regulatory Disruption:	A “Regulatory Disruption” shall occur if MLI determines in its reasonable discretion that it is appropriate in light of legal, regulatory or self-regulatory requirements for MLI to refrain from all or any part of the market activity in which it would otherwise engage in connection with the Transaction.

Valuation:

Valuation Period:	Each of the Scheduled Trading Days set forth in Schedule A.

Valuation Time:	The close of trading on the Exchange, without regard to extended trading hours.

Suspension Event:	Each and every one of the following events: (i) MLI reasonably concludes, in its sole discretion, that Counterparty will be engaged in a distribution of the Shares for purposes of Regulation M or that the “restricted period” in respect of such distribution has not yet been completed; (ii) MLI reasonably concludes, in its sole discretion, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements, for it to refrain from purchasing Shares during any part of the Valuation Period; or (iii) Counterparty is subject to a third-party tender offer. Each day on which a Suspension Event occurs is referred to herein as a “Suspension Event Day”.

Exclusion Mechanics:	With respect to each Suspension Event Day or Disrupted Day (each, an “Exclusion Day”), the Calculation Agent must determine whether (i) such Exclusion Day should be excluded in full, in which case such Exclusion Day shall not be included for purposes of determining the Settlement Price and the Valuation Period shall be extended to account for such exclusion, or (ii) such Exclusion Day should only be partially excluded, in which case the VWAP Price for such Exclusion Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions in the Shares on such Exclusion Day effected during the portion of the Scheduled Trading Day unaffected by such event or events, and the Valuation Period shall be extended to account for such exclusion. If a Disrupted Day occurs during the Valuation Period, and each of the nine (9) immediately following Scheduled Trading Days in the Valuation Period is a Disrupted Day, then the Calculation Agent, in its reasonable discretion, may either (i) determine the VWAP Price for such ninth Scheduled Trading Day and adjust the weighting of the VWAP Prices for the relevant Scheduled Trading Days during the Valuation Period as it reasonably deems appropriate for purposes of determining the Settlement Price based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares or (ii) disregard such day for purposes of determining the Settlement Price and further postpone the Valuation Date, in either case, as it deems appropriate to determine the VWAP Price.

Valuation Date	The date set forth in Schedule A (as the same may be postponed in accordance with the provisions hereof.

Settlement Terms:

Physical Settlement:	Applicable.

Settlement Currency:	USD.

Settlement Method Election:	Not Applicable.

Settlement Price:	The arithmetic mean of the VWAP Prices of the Shares for each Scheduled Trading Day in the Valuation Period.

Settlement Date:	The Exchange Business Day immediately following the Valuation Date.

VWAP Price:	The daily volume weighted average price per Share. For the purpose of calculating the VWAP Price, the Calculation Agent will include only those trades which are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and pursuant to the conditions of Rule 10b-18(b)(3) and (b)(4) under the Exchange Act. Counterparty acknowledges that MLI may refer to the Bloomberg Page “EXC.N <Equity> AQR SEC” (or any successor thereto), in its discretion, to determine the VWAP Price.

Number of Shares to be Delivered: The Repurchase Shares minus the Initial Shares.

Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment; provided, however, that an Extraordinary Dividend Event occurring with respect to the Transaction shall be an Additional Termination Event under the Agreement with respect to such Transaction, with such Transaction being an Affected Transaction and Counterparty being the sole Affected Party.

Extraordinary Dividends:	Each dividend or distribution payment (other than any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) or (B) of the Equity Definitions) having an ex-dividend date during the Valuation Period, other than the payment of the Ordinary Dividend Amount on each Scheduled Dividend Date. For the avoidance of doubt, the rescheduling of a Scheduled Dividend Date to a date that is five or more Exchange Business Days prior to the expected date shall result in an Ordinary Dividend Amount payable on such rescheduled day becoming an Extraordinary Dividend.

Ordinary Dividend Amount:	As set forth in Schedule A.

Scheduled Dividend Dates:	As set forth in Schedule A.

Extraordinary Events:

Consequences of Merger Events:

Share-for-Share:	Modified Calculation Agent Adjustment.

Share-for-Other:	Cancellation and Payment; for the avoidance of doubt, the value of any embedded optionality in the Transaction shall be taken into account in determining the Cancellation Amount.

Share-for-Combined:	Component Adjustment.

Determining Party:	MLI.

Consequences of Tender Offers:

Share-for-Share:	Modified Calculation Agent Adjustment.

Share-for-Other:	Cancellation and Payment; for the avoidance of doubt, the value of any embedded optionality in the Transaction shall be taken into account in determining the Cancellation Amount.

Share-for-Combined:	Component Adjustment.

Determining Party:	MLI.

New Share:	The definition of “New Shares” in Section 12.1 of the Equity Definitions shall be amended by inserting at the beginning of subsection (i) the following: “(i) where the Exchange is located in the United States, publicly quoted, traded or listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market LLC (or their respective successors) or otherwise,”.

Announcement Event:	If an Announcement Event occurs, the Calculation Agent will determine in good faith and in a commercially reasonable manner the economic effect of the Announcement Event on the theoretical value of the Transaction from the Announcement Date to the Valuation Date. If such economic effect is material, the Calculation Agent will adjust the terms of the Transaction to reflect such economic effect. “Announcement Event” shall mean the occurrence of the Announcement Date of a Merger Event or Tender Offer.

Composition of Combined
Consideration:	Not Applicable.

Nationalization, Insolvency or
Delisting:	Cancellation and Payment; provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting (other than pursuant to a Merger Event or Tender Offer) if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange or The NASDAQ National Market (or their respective successors); and if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Determining Party:	MLI.

Additional Disruption Events:

Change in Law:	Applicable.

Insolvency Filing:	Applicable.

Increased Cost of Stock Borrow:	Applicable; provided that Sections 12.9(a)(vii) and 12.9(b)(iv) of the Equity Definitions are amended by deleting the words “at a rate equal to or less than the Initial Stock Loan Rate” and replacing them with “at a rate of equal to or less than 50 basis points”.

Hedging Party:	MLI.

Determining Party:	MLI.

Hedging Disruption:	Not Applicable.

Increased Cost of Hedging	Not Applicable.

Non-Reliance/Agreements and Acknowledgements Regarding Hedging Activities/Additional
Acknowledgements:	Applicable.

3.	[Intentionally omitted].

4.	Partial Early Settlement:

Notwithstanding any other provisions of this Confirmation or the Supplemental Confirmation, if MLI (together with its affiliates, as such term is defined under the Exchange Act) acquire or hold a number of Shares or other equity securities of Counterparty exchangeable for or convertible into Shares which in aggregate would equal or exceed 4.75% of all Shares then issued and outstanding (the “Ownership Limit”), MLI may at any time and from time to time during the term of the Transaction deliver to Counterparty a number of Shares to cause MLI and its affiliates to hold less than the Ownership Limit and Counterparty agrees to take ownership of any such Shares, provided that MLI has furnished to Counterparty three days’ prior notice in writing specifying a date for settlement (each, a “Special Settlement Date”) and the number of Shares to be delivered by MLI to Counterparty on the Special Settlement Date. The parties understand and agree that (i) the delivery of the Shares by or on behalf of MLI is irrevocable and that as of any Special Settlement Date Counterparty will be the sole beneficial owner of the Shares for all purposes and (ii) the number of Shares delivered by MLI on any such Special Settlement Date will reduce the Number of Shares to be Delivered by MLI on the Settlement Date. For the avoidance of doubt, Counterparty will under no circumstances be required to return to MLI any Shares delivered to Counterparty on any Special Settlement Date.

5.	Registration:

Counterparty hereby agrees that if, in the good faith reasonable judgment of MLI, any Shares (“Hedge Shares”) acquired by MLI for the purpose of hedging its obligations pursuant to any Transaction cannot be sold in the public market by MLI without registration under the Securities Act, Counterparty shall, at its election, either (i) in order to allow MLI to sell such Hedge Shares in a registered offering, make available to MLI an effective registration statement under the Securities Act and enter into an agreement, in form and substance satisfactory to MLI, substantially in the form of an underwriting agreement for a registered secondary offering; provided, however, that if MLI, in its sole reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this paragraph shall apply at the election of Counterparty, (ii) in order to allow MLI to sell such Hedge Shares in a private placement, enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance satisfactory to MLI (in which case, the Calculation Agent shall make any adjustments to the terms of such Transaction that are necessary, in its reasonable judgment, to compensate MLI for any discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement), or (iii) purchase such Hedge Shares from MLI at the Relevant Price on such Exchange Business Days, and in the amounts, requested by MLI.

6.	Additional Agreements, Representations and Covenants:

a.	Counterparty hereby represents and warrants to MLI that during the Hedge Period:

(i)	except for transactions in connection with Counterparty’s company benefit plans and with the prior written consent of MLI, Counterparty shall not purchase, and shall cause its “affiliated purchasers” (as defined in Rule 10b-18 promulgated under the Exchange Act) not to directly or indirectly purchase, any Shares (or equivalent interests or securities exchangeable, convertible or exercisable into Shares), or be a party to any repurchase or similar agreements pursuant to which a valuation, averaging or hedging period or similar such period occurs on a Scheduled Trading Day in the Hedge Period.

(ii)	Counterparty will not be engaged in a distribution of Shares or other securities for which the Shares are a reference security for purposes of Rule 102 of Regulation M under the Exchange Act.

b.	MLI hereby represents and warrants to Counterparty that during the Hedge Period, it and each person or entity subject to its control or acting on its behalf will purchase Shares to establish its initial hedge position in compliance with the time of purchase, price of purchase and volume of purchase provisions of Rule 10b-18 under the Exchange Act, as if such rule could be applied to such purchases.

7.	Compliance with Securities Laws:

a.	Each party represents and agrees that it has complied, and will comply, in connection with the Transaction and all related or contemporaneous sales and purchases of Shares, with the applicable provisions of the Securities Act, and the Exchange Act, and the rules and regulations each thereunder, including, without limitation, Rules 10b-5 and Regulation M under the Exchange Act; provided that each party shall be entitled to rely conclusively on any information communicated by the other party concerning such other party’s market activities.

b.	Each party further represents and warrants that if such party (“X”) purchases any Shares from the other party pursuant to the Transaction, such purchase(s) will comply in all material respects with (i) all laws and regulations applicable to X and (ii) all contractual obligations of X.

c.	Each party acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof and the provisions of Regulation D thereunder (“Regulation D”). Accordingly, each party represents and warrants to the other that (i) it has the financial ability to bear the economic risk of its investment in each Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined under Regulation D, (iii) it will purchase the Transaction for investment and not with a view to the distribution or resale thereof, and (iv) the disposition of the Transaction is restricted under this Confirmation, the Securities Act and state securities laws.

d.	Counterparty represents and warrants as of the date hereof and each Trade Date that:

(i)	each of its filings under the Exchange Act that are required to be filed from and including the ending date of Counterparty’s most recent prior fiscal year have been filed, and that, as of the respective dates thereof and hereof, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading;

(ii)	Counterparty is not in possession of material non-public information regarding the Shares or the Counterparty;

(iii)	Counterparty is not entering into the Transaction to facilitate a distribution of the common stock or in connection with a future distribution of securities;

(iv)	Counterparty is not entering into the Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

(v)	Counterparty is entering into the Transaction in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”); it is the intent of the parties that the Transaction comply with the requirements of Rule l0b5-l(c)(1)(i)(A) and (B) and each Transaction shall be interpreted to comply with the requirements of Rule 10b5-l(c) (the “Plan”); Counterparty will not seek to control or influence MLI or MLPF&S to make “purchases or sales” (within the meaning of Rule 10b5-1(c)(l)(i)(B)(3)) under the Transaction, including, without limitation, any decision to enter into any hedging transactions; Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of each Transaction under Rule 10b5-1;

(vi)	neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the applicable Trade Date;

(vii)	the purchase or writing of the Transaction will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act, and Counterparty is not entering into any Transaction in anticipation of, or in connection with, or to facilitate a self-tender offer or a third-party tender offer;

(viii)	the Transaction is consistent with the publicly announced program of Counterparty to repurchase, from time to time, Shares (the “Repurchase Program”); and

(ix)	Counterparty has full power and authority to undertake the Repurchase Program, and the Repurchase Program has been duly authorized and remains valid.

8.	Additional Counterparty Covenants and Agreements:

Counterparty hereby represents and warrants:

(a)	during the term of the Transaction to promptly notify MLI telephonically (which oral communication shall be promptly confirmed by telecopy to MLI) if Counterparty determines that as a result of an acquisition or other business transaction or for any other reason Counterparty will be engaged in a distribution of Shares or other securities for which the Shares are a reference security for purposes of Rule 102 of Regulation M under the Exchange Act and to promptly notify MLI by telecopy of the period commencing on the date that is one (1) business day before the commencement of such distribution and ending on the day on which Counterparty completes the distribution (the “Distribution Period”); for the purposes of this Confirmation, the “term” of a Transaction shall not be considered to have been completed until all Shares required to be transferred to party hereto have been duly transferred and all cash amounts required to be paid to a party hereto have been duly paid;

(b)

except for transactions in connection with Counterparty’s company benefit plans, Counterparty shall not purchase, and shall cause its “affiliated purchasers” (as defined in Rule 10b-18 promulgated under the Exchange Act) not to directly or indirectly purchase, any Shares (or equivalent interests or securities exchangeable, convertible or exercisable into Shares), or be a party to any repurchase or similar agreements pursuant to which a valuation, averaging or hedging period or similar such period occurs on a Scheduled Trading Day in the Valuation Period; Counterparty shall not take any action or omit to take any action that would or could cause MLI’s or MLPF&S’s purchases of Shares during any Transaction term not to comply with the time of purchase, price of purchase and volume of purchase provisions of Rule 10b-18 under the Exchange Act, as if such rule could be applied to such Transaction; and

(c)	to report the Transaction as required in any applicable report filed by the Counterparty pursuant to the Exchange Act in compliance with Regulation S-K and/or Regulation S-B under the Exchange Act, as applicable; and

(d)	that Counterparty acknowledges and agrees that:

(i)	in connection with the Transaction, MLI will engage in customary hedging activities in its sole discretion and for its own account and that such activities may involve sales or purchases at an average price that may be greater than, or less than, the price paid by Counterparty under the terms of the Transaction; and

(ii)	notwithstanding the generality of Section 13.1 of the Equity Definitions, MLI is not making any representations or warranties with respect to the treatment of any Transaction under FASB Statements 133 as amended or 150, EITF 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

9.	Account Details:

Account for payment to MLI:	JP Morgan Chase Bank, New York
ABA# 021000021
FAO: MLI Equity Derivatives
A/C: 066213118

10.	Bankruptcy Rights:

In the event of Counterparty’s bankruptcy, MLI’s rights in connection with any Transaction shall not exceed those rights held by common shareholders. For the avoidance of doubt, the parties acknowledge and agree that MLI’s rights with respect to any other claim arising from any Transaction prior to Counterparty’s bankruptcy shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.

11.	Set-Off:

Subject to “Netting of Payments” below, obligations under the Transaction shall not be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, netting or recoupment.

12.	Collateral:

None.

13.	Transfer:

Counterparty may transfer any of its rights or delegate its obligations under the Transaction with the prior written consent of MLI. MLI may assign and delegate its rights and obligations under the Transaction (the “Transferred Obligations”) to any subsidiary of ML & Co. (the “Assignee”) by notice specifying the effective date of such transfer (“Effective Date”) and including an executed acceptance and assumption by the Assignee of the Transferred Obligations; provided that (i) Counterparty will not, as a result of such transfer, be required to pay to the Assignee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)) greater than the amount in respect of which Counterparty would have been required to pay to MLI in the absence of such transfer; (ii) the Assignee will not, as a result of such transfer, be required to withhold or deduct on account of a Tax under Section 2(d)(i) of the Agreement (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)) an amount in excess of that which MLI would have been required to withhold or deduct in the absence of such transfer, unless the Assignee would be required to make additional payments pursuant to Section 2(d)(i)(4) of the Agreement corresponding to such excess; and (iii) the obligations of Assignee will be guaranteed by ML&Co. pursuant to a guarantee substantially in the form attached hereto as Exhibit B. On the Effective Date, (a) MLI shall be released from all obligations and liabilities arising under the Transferred Obligations; and (b) if MLI has not assigned and delegated its rights and obligations under the Agreement and all Transactions thereunder, the Transferred Obligations shall cease to be a Transaction under the Agreement and shall be deemed to be a Transaction under the master agreement, if any, between Assignee and Counterparty, provided that, if at such time Assignee and Counterparty have not entered into a master agreement, Assignee and Counterparty shall be deemed to have entered into an ISDA form of Master Agreement (Multicurrency-Cross Border) and Schedule substantially in the form of the Agreement but amended to reflect the name of the Assignee and the address for notices and any amended representations under Part 2 of the Agreement as may be specified in the notice of transfer.

14.	Regulation:

MLI is regulated by The Securities and Futures Authority Limited and has entered into the Transaction as principal.

15.	Indemnity:

Counterparty agrees to indemnify MLI, its Affiliates and their respective directors, officers, agents and controlling parties (MLI and each such person being an “MLI Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, to which such MLI Indemnified Party may become subject because of the untruth of any representation by Counterparty or a breach by Counterparty of any agreement or covenant under this Confirmation, in the Agreement, the Plan or any other agreement relating to the Agreement or the Transaction and will reimburse any MLI Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of, any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto.

MLI agrees to indemnify Counterparty, its Affiliates and their respective directors, officers, agents and controlling parties (Counterparty and each such person being an “Counterparty Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, to which such Counterparty Indemnified Party may become subject because of the untruth of any representation by MLI or a breach by MLI of any agreement or covenant under this Confirmation, in the Agreement or any other agreement relating to the Agreement or the Transaction and will reimburse any Counterparty Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of, any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Counterparty Indemnified Party is a party thereto.

16.	Special Provisions for Counterparty Payments:

MLI and Counterparty agree that, notwithstanding anything to the contrary herein or in the Agreement, in the event that (i) an Early Termination Date (whether as a result of an Event of Default or Termination Event) occurs or is designated with respect to any Transaction and, as a result, Counterparty owes to MLI an amount calculated under Section 6(e) of the Agreement or (ii) an Extraordinary Event occurs that results in the termination or cancellation of any Transaction pursuant to Article 12 of the Equity Definitions and, as a result, Counterparty owes to MLI a Cancellation Amount or any other amount in respect to the Transaction, such amount shall be deemed to be zero. For the avoidance of doubt, the Counterparty shall not be required to make any additional cash payments (other than the Prepayment Amount) or deliver or return any Shares pursuant to the terms of the Transaction (including, without limitation, the Minimum Shares delivered on the Exchange Business Day immediately following the Hedging Completion Date).

17.	ISDA Master Agreement:

With respect to the Agreement, MLI and Counterparty each agree as follows:

Specified Entities:

(i) in relation to MLI, for the purposes of:

Section 5(a)(v): not applicable

Section 5(a)(vi): not applicable

Section 5(a)(vii): not applicable

Section 5(b)(iv): not applicable

and (ii) in relation to Counterparty, for the purposes of:

Section 5(a)(v): not applicable

Section 5(a)(vi): not applicable

Section 5(a)(vii): not applicable

Section 5(b)(iv): not applicable

“Specified Transaction” will have the meaning specified in Section 14 of the Agreement.

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will not apply to MLI and Counterparty.

The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to MLI or to Counterparty.

Payments on Early Termination for the purpose of Section 6(e) of the Agreement: (i) Market Quotation shall apply; and (ii) the Second Method shall apply.

“Termination Currency” means USD.

Tax Representations:

(I)	For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(II)	For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:

(i)	MLI represents that it is a company organized under the laws of England and Wales.

(ii)	Counterparty represents that it is a corporation incorporated under the laws of Pennsylvania.

Delivery Requirements: For the purpose of Sections 3(d), 4(a)(i) and (ii) of the Agreement, each party agrees to deliver the following documents:

Tax forms, documents or certificates to be delivered are:

Each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, and deliver to the other party, United States Internal Revenue Service Form W-9 or W-8 BEN, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such form(s) previously provided by the other party has become obsolete or incorrect.

Other documents to be delivered:

Party Required to Deliver Document	Document Required to be Delivered	When Required	Covered by Section 3(d) Representation
Counterparty	Evidence of the authority and true signatures of each official or representative signing this Confirmation	Upon or before execution and delivery of this Confirmation	Yes

Counterparty	Certified copy of the resolution of the Board of Directors or equivalent document authorizing the execution and delivery of this Confirmation	Upon or before execution and delivery of this Confirmation	Yes

Each party	Executed Supplemental Confirmation, in the form of Exhibit A hereto	On or before the Exchange Business Day immediately following the Hedging Completion Date	Yes

MLI	Guarantee of its Credit Support Provider, substantially in the form of Exhibit B attached hereto, together with evidence of the authority and true signatures of the signatories, if applicable	Upon or before execution and delivery of this Confirmation	Yes

Addresses for Notices: For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to MLI:

Address:	Merrill Lynch International
Merrill Lynch Financial Centre
2 King Edward Street, London EC1A 1HQ
Attention: Gary Rosenblum
	Facsimile No.: (212) 449-2615	Telephone No.: (212) 449-6309

(For all purposes)

Additionally, a copy of all notices pursuant to Sections 5, 6, and 7 as well as any changes to Counterparty’s address, telephone number or facsimile number should be sent to:

Address: GMI Counsel
Merrill Lynch World Headquarters
4 World Financial Center, 5th Floor
New York, New York 10080
Attention: Global Equity Derivatives
Facsimile No.: 212 449-6576	Telephone No.: 212 449-6309

Address for notices or communications to Counterparty for all purposes:

Thomas Miller
10 South Dearborn Street
Chicago, Illinois 60680
Facsimile No.: 312-394-4082	Telephone No.: 312-394-7450

Additionally, a copy of all notices pursuant to Sections 5, 6, and 7 as well as any changes to MLI’s address, telephone number or facsimile number should be sent to:

Bruce Wilson, Esq.
10 South Dearborn Street
Chicago, Illinois 60680
Facsimile No.: 312-394-4462	Telephone No.: 312-394-4065

Process Agent: For the purpose of Section 13(c) of the Agreement, MLI appoints as its process agent:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
222 Broadway, 16th Floor
New York, NY 10038
Attention: Litigation Department

Counterparty does not appoint a Process Agent.

Multibranch Party. For the purpose of Section 10(c) of the Agreement: Neither MLI nor Counterparty is a Multibranch Party.

Calculation Agent. The Calculation Agent is MLI, whose judgments, determinations and calculations in the Transaction and any related hedging transaction between the parties shall be made in good faith and in a commercially reasonable manner. Following any calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent will provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such a prior written request a report displaying in reasonable detail the basis for such calculation.

Credit Support Document.

MLI: Guarantee of ML&Co in the form attached hereto as Exhibit B.

Counterparty: Not Applicable

Credit Support Provider.

With respect to MLI: Merrill Lynch and Co. and with respect to Counterparty, Not Applicable.

Governing Law. This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law provision or rule that would cause the application of the laws of any jurisdiction other than New York.

Netting of Payments. The provisions of Section 2(c) of the Agreement shall not be applicable to the Transaction; provided, however, that with respect to this Agreement or any other ISDA Master Agreement between the parties, any Share delivery obligations on any day of Counterparty, on the one hand, and MLI, on the other hand, shall be netted. The resulting Share delivery obligation of a party upon such netting shall be rounded down to the nearest number of whole Shares, such that neither party shall be required to deliver any fractional Shares.

Accuracy of Specified Information. Section 3(d) of the Agreement is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person.”

Basic Representations. Section 3(a) of the Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:

Eligible Contract Participant; Line of Business. It is an “eligible contract participant” as defined in the Commodity Futures Modernization Act of 2000, and it has entered into this Confirmation and each Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.

Amendment of Section 3(a)(iii). Section 3(a)(iii) of the Agreement is modified to read as follows:

No Violation or Conflict. Such execution, delivery and performance do not materially violate or conflict with any law known by it to be applicable to it, any provision of its constitutional documents, any order or judgment of any court or agency of government applicable to it or any of its assets or any material contractual restriction relating to Specified Indebtedness binding on or affecting it or any of its assets.

Amendment of Section 3(a)(iv). Section 3(a)(iv) of the Agreement is modified by inserting the following at the beginning thereof:

“To such party’s best knowledge,”

Additional Representations:

Counterparty Representations. As of the date hereof and the Trade Date, Counterparty represents and warrants that it: (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose to hedge or repurchase Shares.

As of the date hereof and the Trade Date, Counterparty represents and warrants that it is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Counterparty’s ability to perform its obligations hereunder.

As of the date hereof and the Trade Date, Counterparty is not insolvent.

Acknowledgements:

(1) The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to the Transaction, except as set forth in this Confirmation.

(2) The parties hereto intend for:

(a) the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b) a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c) all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Amendment of Section 6(d)(ii). Section 6(d)(ii) of the Agreement is modified by deleting the words “on the day” in the second line thereof and substituting therefor “on the day that is three Local Business Days after the day”. Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefor “three Local Business Days.”

Amendment of Definition of Reference Market-Makers. The definition of “Reference Market-Makers” in Section 14 is hereby amended by adding in clause (a) after the word “credit” and before the word “and” the words “or to enter into transactions similar in nature to Transactions”.

Consent to Recording. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording Party”), the Recording Party shall in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.

Disclosure. Each party hereby acknowledges and agrees that MLI has authorized Counterparty to disclose the Transaction and any related hedging transaction between the parties if and to the extent that Counterparty reasonably determines (after consultation with MLI) that such disclosure is required by law or by the rules of any securities exchange or similar trading platform.

Severability. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Affected Parties. For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.

[Signatures to follow on separate page]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Master Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

MERRILL LYNCH INTERNATIONAL

By:
Name:
Title:

Confirmed as of the date first above written:

EXELON CORPORATION

By:
Name:
Title:

Acknowledged and agreed as to matters relating to the Agent:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
solely in its capacity as Agent hereunder

By:
Name:
Title: